Exhibit 99.7

SOUTHWIND BUILDING PRODUCTS, LLC

Financial Statements

Six Months Ended June 30, 2026 (Unaudited)

SOUTHWIND BUILDING PRODUCTS, LLC

SOUTHWIND BUILDING PRODUCTS, LLC

SOUTHWIND BUILDING PRODUCTS, LLC

Balance Sheet (Unaudited)

June 30, 2026
Assets Current Assets
Cash	$1,576,153
Accounts receivable, net	6,757,912
Inventory	24,849,795
Prepaid expenses and other current assets	505,955
Deposits	10,356
Total Current Assets	33,700,171
Capitalized Assets
Property and Equipment, net	584,254
Right-of-Use Assets – Finance Leases	453,152
Right-of-Use Assets – Operating Leases	3,375,982
Total Capitalized Assets	4,413,388
Other Assets
Goodwill	30,987,577
Total Other Assets	30,987,577
Total Assets	$69,101,136
Liabilities Current Liabilities
Accounts payable	$9,083,890
Accrued expenses	4,982,856
Current portion of finance lease liabilities	174,575
Current portion of operating lease liabilities	1,111,518
Total Current Liabilities	15,352,839
Long-Term Liabilities
Long-term portion of finance lease liabilities	165,585
Long-term portion of operating lease liabilities	2,268,706
Total Long-Term Liabilities	2,434,291
Total Liabilities	17,787,130
Member’s Equity
Member’s equity	51,314,006
Total Member’s Equity	$51,314,006
Total Liabilities and Member’s Equity	$69,101,136

The accompanying notes are an integral part of these unaudited financial statements.

SOUTHWIND BUILDING PRODUCTS, LLC

Statement of Operations and Member’s Equity (Unaudited)

Six Months Ended June 30, 2026
Net Sales	$35,208,798
Cost of Goods Sold	23,797,976
Gross Profit	11,410,822
Selling, general, and administrative expenses	14,154,844
Loss from Operations	(2,744,022)
Other Income (Expense)
Interest income	13,134
Interest expense	(19,693)
Total Other Income (Expense)	(6,559)
Net Loss	(2,750,581)

Member distributions	(8,061,860)
Member’s equity – beginning	62,126,447
Member’s equity – ending	$51,314,006

The accompanying notes are an integral part of these unaudited financial statements.

SOUTHWIND BUILDING PRODUCTS, LLC

Statement of Changes in Member’s Equity (Deficit) (Unaudited)

	Member’s Contributed Capital	Retained Earnings	Total Member’s Equity
Balance, December 31, 2025	$54,881,275	$7,245,172	$62,126,447
Distributions to Member	(8,061,860)	-	(8,061,860)
Net loss	-	(2,750,581)	(2,750,581)
Balance, June 30, 2026	$46,819,415	$4,494,591	$51,314,006

SOUTHWIND BUILDING PRODUCTS, LLC

Statement of Cash Flows (Unaudited)

Six Months Ended June 30, 2026
Cash flows from operating activities:
Net loss	$(2,750,581)
Non-cash items included in net income:
Bad debt	38,294
Depreciation	177,622
Amortization of right-of-use assets	674,018
(Increase) decrease in receivables	2,134,026
(Increase) decrease in inventory	5,831,708
(Increase) decrease in prepaid expenses	(113,672)
Increase (decrease) in accounts payable	(1,644,732)
Increase (decrease) in accrued expenses	4,286,379
Increase (decrease) in operating lease liabilities	(669,776)
Net cash provided (used) by operating activities	7,963,286

Cash flows from financing activities:
Principal retirement of finance lease liabilities	(79,714)
Member distributions	(8,061,860)
Net cash provided (used) by financing activities	(8,141,574)

Increase (decrease) in cash	(178,288)
Cash - beginning	$1,754,441
Cash - ending	$1,576,153

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$19,693

The accompanying notes are an integral part of these unaudited financial statements.

SOUTHWIND BUILDING PRODUCTS, LLC

Notes to Financial Statements

1.	Summary of Significant Accounting Policies

The accounting and reporting policies of Southwind Building Products, LLC (the Company) conform to generally accepted accounting principles of the United States of America and to the general practice of their industry. The following is a summary of the more significant policies.

Business activity

The Company is engaged in the production of commercial and residential carpet and sale of hard surface flooring. Sales are throughout the continental United States. The Company grants credit on substantially all sales. As a limited liability company, each member’s liability is limited to amounts reflected in their respective member accounts.

In July 2026, Bed Bath & Beyond, Inc. entered into an agreement and plan of merger with F9 Brands, Inc. (Parent of the Company), and other affiliated parties to acquire all the outstanding equity interests of F9 Brands, Inc.  The transaction is subject to customary closing conditions and had not closed as of the date the financial statements were available to be issued. No adjustments have been made to the accompanying financial statements as a result of this event.  (Note 8)

Revenue Recognition

The Company complies with ASU 2014-09, which has a standard core principle that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 prescribes a five-step process to accomplish this core principle, including 1) identification of the contract with the customer; 2) identification of the performance obligation(s) under the contract; 3) determination of the transaction price; 4) allocation of the transaction price to the identified performance obligation(s); and 5) recognition of revenue as (or when) an entity satisfies the identified performance obligation(s).

The Company recognizes revenue on product sales when products are shipped to customers. Standard payment terms require payment within 30 days; some direct-ship products require payment within 60 days. Additionally, some customers pay in accordance with their customer-specific payment terms set by the Company. Customers have a right of return for products which are defective or damaged.

The Company recognizes revenue only when all of the following criteria have been met:

•          Persuasive evidence of an arrangement exists;

•          Delivery has occurred or services have been rendered;

•          The fee for the arrangement is fixed or determinable; and

•          Collectability is reasonably assured.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SOUTHWIND BUILDING PRODUCTS, LLC

Notes to Financial Statements
Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash and temporary cash investments with high quality institutions. The Company had approximately $815,000 that was uninsured as of June 30, 2026.

Cash

Cash includes cash on hand and in the bank. The Company also considers all highly liquid investments with a maturity of three months or less when purchased to be cash.

Accounts Receivable, Net

Accounts receivable consists primarily of trade accounts. The Company extends credit to customers based on an individual review of their creditworthiness. As a general rule, letters of personal guarantee are required, and customers may be asked to pay a cash deposit before delivery. The Company extends credit with multiple due dates over a 90-day period. The Company maintains a reserve for product claims based upon consideration of individual accounts, historic trends, and other information.

Inventory

Inventory is stated at the lower of cost or net realizable value with cost being determined on a first-in, first-out basis.

Property and Equipment, Net

Property and equipment is recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of individual assets. Repairs and maintenance are charged to expense as incurred. When assets are retired or otherwise disposed of, their cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in current earnings. The estimated useful lives are as follows:

Asset Type	Useful Life (Years)
Machinery and equipment	3-15 years
Office equipment	3-15 years
Transportation equipment	5-7 years
Leasehold improvements	3-20 years

SOUTHWIND BUILDING PRODUCTS, LLC

Notes to Financial Statements
Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired of the business acquired. In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350-20, goodwill is not amortized for financial statement reporting purposes. Goodwill is amortized and deductible over a period of 15 years for tax purposes. The Company has evaluated the fair value of goodwill and has determined that no impairment exists.

Leases

The Company accounts for leases in accordance with FASB ASC 842, Leases, and applies the standard to all contracts that meet the definition of a lease.

Income Taxes

A limited liability company is treated as a partnership for income tax purposes and is not subject to income taxes. In lieu of corporate income taxes, the member is taxed on their proportionate share of the Company’s taxable income. Accordingly, no provision or liability for income taxes has been included in the financial statements. Management does not believe there are any uncertain tax positions as of June 30, 2026. The Company could be subject to income tax examinations for its federal and state income tax returns for the current and three prior years.

Advertising

Advertising costs are expensed as incurred. Advertising expense is included in selling, general, and administrative expenses, and totaled $881,041 for the six months ended June 30, 2026. Samples are a form of advertising but are reported separately. Sample costs totaled $76,621 for the six months ended June 30, 2026.

Shipping and Handling Costs

The cost of freight to ship goods to customers is expensed as incurred. Shipping and handling costs are included in cost of goods sold and totaled $4,132,957 for the six months ended June 30, 2026.

Fair Value of Financial Instruments

Unless otherwise noted, the fair values of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

Subsequent Events

Management has evaluated subsequent events and transactions that have occurred between June 30, 2026 and [August 4], 2026, the date the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

SOUTHWIND BUILDING PRODUCTS, LLC

Notes to Financial Statements
Merger Agreement with Bed Bath & Beyond

In July 2026, Bed Bath & Beyond, Inc. entered into an agreement and plan of merger with F9 Brands, Inc. (Parent of the Company) and other affiliated parties to acquire all the outstanding equity interests of F9 Brands, Inc.  The transaction is subject to customary closing conditions and had not closed as of the date the financial statements were available to be issued. No adjustments have been made to the accompanying financial statements as a result of this event.

2.	Accounts Receivable, Net

Accounts receivable, net at June 30, 2026 consisted of the following:

Accounts receivable	$6,928,693
Less: allowance for claims	(170,781)
Accounts Receivable, net	$6,757,912

3.	Inventory, Net

Inventory at June 30, 2026 consisted of the following:

Finished goods	$21,624,511
Work in process	1,594,094
Raw materials	1,631,190
Total Inventory, net	$24,849,795

4.	Property and Equipment, Net

Property and equipment, net at June 30, 2026 consisted of the following:

Machinery and equipment	$1,784,547
Office equipment	86,708
Transportation equipment	480,171
Total	2,351,426
Less: accumulated depreciation	(1,767,172)
Property and Equipment, Net	$584,254

Depreciation expense for the six months ended June 30, 2026 totaled $177,622 and includes depreciation expense on property and equipment and on right-of-use assets purchased through financing leases.

SOUTHWIND BUILDING PRODUCTS, LLC

Notes to Financial Statements
5.	Leasing Arrangements

The Company has six finance leases for transportation equipment. The finance leases have remaining terms through December 2029. The leases meet the definition of finance leases under the standard.

The Company has one operating lease for a building at June 30, 2026. The Company leases an office/warehouse in Georgia from a related party. The Company is responsible for maintenance, utilities, and property taxes on the leased space. The operating lease has a remaining term through April 2029. The lease meets the definition of an operating lease under the standard.

In accordance with ASC 842, the Company recognizes a “right-of-use” asset and related lease liability at the commencement date of each lease based on the present value of the fixed lease payments over the expected lease term. The lease term for this purpose will include any renewal period where the Company determines that it is reasonably certain that it will exercise the option to renew.

The implicit discount rate of the Company’s leases are not readily determinable. As such, the Company utilizes the incremental borrowing rate to calculate their lease liability.

Operating lease costs are recognized on a straight-line basis over the lease term, while variable payments (such as taxes, administrative fees, and variable common area maintenance charges) are recognized in the period incurred. Lease cost is included in selling, general, and administrative expenses. Leases with a term of twelve months or less are not recorded on the balance sheet.

Finance lease costs are recorded as interest expense and amortization expense. Amortization expense is included in selling, general, and administrative expenses.

6.	Related Party Transactions

The Company’s member sell goods to the Company in the normal course of business. Additionally, they own and rent real estate to the Company in the normal course of business, as disclosed in Note 5. Transactions between the companies are as follows for the six months ended June 30, 2026:

Rent and property expense	$792,497
Purchases	$2,024,670
Accounts payable	$197,389

7.	Retirement Plan

The Company maintains a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all of the Company’s employees, and features a safe harbor match of employee contributions. The Company’s expenses under this plan totaled $79,934 for the six months ended June 30, 2026.

8.	Contingencies

The Company is subject to various claims, legal proceedings, and investigations covering a wide range of matters that may arise in the ordinary course of business. Management believes the resolutions of claims and pending litigation will not have a material effect, individually or in the aggregate, on the financial position, results of operations, or cash flows after contemplating potential insurance recoveries or accruals.

SOUTHWIND BUILDING PRODUCTS, LLC

Notes to Financial Statements
9.	Concentrations

The Company purchased finished goods from two vendors that comprised a significant portion of purchases for the six months ended June 30, 2026, as follows:

	Vendor 1	Vendor 2
Inventory purchased	$5,651,224	$3,393,141
Percent of cost of goods sold	24%	14%
Accounts payable	$4,072,713	$965,016
Percent of accounts payable at period end	45%	11%

10.	Contingent Debt

The Company is a guarantor on a loan for its owner. The loan is a line of credit with a maximum borrowing capacity of $60,000,000. The loan originated in August 2022 and has an extended maturity date of October 2026. The note bears interest at the Bloomberg Short-Term Bank Yield Rate plus 1.80%, payable in monthly installments. The loan is secured by substantially all assets of the corporate owner and its subsidiaries, including the Company. The Company is not an obligor under the loan agreement.